                                   EXHIBIT 21

                          Subsidiaries of the Company


                                                              Percent of Voting
Name                               State of Incorporation       Stock Owned
- ----                               ----------------------       -----------
Gulf Nuclear of Louisiana, Inc.(1)         Delaware                 100

Disposal Systems, Inc.                     Delaware                 100

Resource Transportation Services,          Delaware                  90
Inc.(2)

GNIC Chemicals Corporation3                Delaware                 100

Disposal Systems of Corpus                 Delaware                 100
Christi, Inc.





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     (1) Formerly Gamma Industries, Inc.  The inventory and certain fixed assets of this subsidiary were sold to Amersham Corporation on January 8, 1988.

     (2) As of September 19, 1988 the remaining 10% of the outstanding capital stock of Resource Transportation Services, Inc. has been owned by Disposal Systems, Inc., a wholly-owned subsidiary of the Company.

     (3) Formerly Treatment Technologies, Inc and Chemical Resource Processing, Inc.